Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-235793 and 333-232732 on Form S-3ASR and Registration Statement Nos. 333-220641, 333-216010, 333-189614, 333-171149, 333-162668 and 333-70567 on Form S-8 of our report dated February 24, 2021, relating to the consolidated financial statements and financial statement schedule of Tellurian Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Tellurian Inc. for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 24, 2021